Exhibit 107

Calculation of Filing Fee Tables (1)

Form 424(b)(7)
(Form Type)

COPT Defense Properties
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to Be Paid	Equity	Common shares of beneficial interest, $0.01 par value	Rule 457(a), Rule 457(c)	14,104,635	$24.188	$341,162,912	0.00014760	$50,356
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—
	Total Offering Amounts					$341,162,912		$50,356
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$50,356

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of the Registrant’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), registered hereby shall include an indeterminable number of Common Shares that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any of the Common Shares issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these Common Shares pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of Common Shares that we expect could be issued upon exchange of the $345,000,000 aggregate principal amount of the 5.25% Exchangeable Senior Notes due 2028 issued by the Registrant’s operating partnership, COPT Defense Properties, L.P., at a current maximum exchange rate of 40.8830 Common Shares per $1,000 principal amount of the Notes.

(3)	The proposed maximum offering price per share with respect to the 14,104,635 Common Shares being registered pursuant to this Prospectus Supplement is $24.188, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of the Common Shares on the New York Stock Exchange on November 20, 2023.

(4)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-264198. These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-264198, which was filed on April 8, 2022.